U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 17, 2010
(Date of earliest event reported)

ALBANY INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-10026	14-0462060

State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1373 Broadway, Albany, New York 12204
(518) 445-2200
(Address and telephone number of the registrant's principal executive offices)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Item 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION

On September 17, 2010, Albany International Corp. ("the Registrant"), and certain subsidiaries, executed the Sixth Amendment to Note Agreement and Amendment to Notes (the "Sixth Amendment") with The Prudential Insurance Company of America, and other affiliated purchasers, amending the Note Agreement and Guaranty, dated as of October 25, 2005 (the "Note Agreement"). The effect of the Sixth Amendment is to substantially conform the covenants and events of default to the analogous provisions of the Registrant’s $390 million, unsecured Five-Year Revolving Credit Facility Agreement (the "New Credit Agreement"), entered into on July 16, 2010 with JPMorgan Chase Bank, N.A., as Administrative Agent, and other lenders.

A copy of the Sixth Amendment is furnished as an Exhibit to this report. A copy of the Note Agreement was previously filed as an exhibit to the Company's Current Report on Form 8-K filed October 26, 2005. A copy of the First Amendment to the Note Agreement was previously filed as an exhibit to the Company's Current Report on Form 8-K filed November 17, 2006, a copy of the Second Amendment to the Note Agreement was previously filed as an exhibit to the Company's Current Report on Form 8-K filed May 3, 2007, and a copy of the Third Amendment to the Note Agreement was previously filed as an exhibit to the Company's Current Report on Form 8-K filed December 19, 2008. Copies of the Fourth Amendment to the Note Agreement, which was entered into in October 22, 2009, and the Fifth Amendment to the Note Agreement, which was entered into on February 10, 2010, were previously filed as exhibits to the Company’s Current Report on Form 8-K filed February 12, 2010.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being furnished herewith:

10(k)(xi) Sixth Amendment, dated as of September 17, 2010, to Note Agreement.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBANY INTERNATIONAL CORP.

By:	/s/ John B. Cozzolino

Name:	John B. Cozzolino
Title:	Vice President-Corporate Treasurer
and Strategic Planning

Date: September 23, 2010

Index to Exhibits

Exhibit No.	Description

10(k)(xi)	Sixth Amendment, dated as of September 17, 2010, to Note Agreement